UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2020
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900	Houston	TX		77002
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code			(713)	335-5151

(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading symbol(s)	Name of each exchange on which registered
Common stock	$0.001 par value per share	PRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2020, Leslie J. "Les" Rechan joined PROS Holdings, Inc. (the “Company”), through its wholly-owned subsidiary PROS Canada Operations, Ltd. (“PROS Canada”), as Chief Operating Officer. Mr. Rechan, who has served as a director of the Company since 2015, resigned as a director effective upon his appointment as an executive officer of the Company.

From September 2017 to May 2020, Mr. Rechan, 58, served as President and Chief Executive Officer and a director of Solace Corp., a cloud-based smart data movement solutions company. Prior to Solace, Mr. Rechan served as President and Chief Executive Officer and a director of Halogen Software (TSX: HGN), a cloud-based talent management software provider (2015 to 2017). Mr. Rechan previously served as General Manager, IBM Business Analytics Division (2011 to 2014), and Vice President, Sales, Solutions and Services, IBM Business Analytics Division (2008 to 2011). Mr. Rechan held several leadership positions at IBM Corp. across field sales, systems engineering, services, solutions, development, and general management in North America, Europe and Asia Pacific. Mr. Rechan has also served in executive roles at Cognos Inc., Oracle Corporation, Seibel Systems, Inc., Cadence Design Systems Inc. and Onyx Software Corp.

Mr. Rechan has no family relationships with any of the Company's directors or executive officers and is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

On May 12, 2020, PROS Canada entered into an Offer Letter (the “Offer Letter”) with Mr. Rechan. On May 13, 2020, PROS Canada entered into an Employment Agreement (the “Employment Agreement”, and collectively with the Offer Letter, the "Agreement") with Mr. Rechan. Pursuant to the Agreement, Mr. Rechan is entitled to an annual base salary of $35,416.66 per month and is eligible to participate in the Company's employee bonus plans as authorized by the Company’s Board of Directors. The Company’s Compensation and Leadership Development Committee (the “CLD Committee”) has approved an annual incentive bonus target equal to 90% of Mr. Rechan’s base salary. Also, in connection with the commencement of Mr. Rechan’s employment, the CLD Committee approved an award of 132,406 restricted stock units to Mr. Rechan pursuant to the Company's Amended and Restated 2017 Equity Incentive Plan, which will vest in four equal installments over four years. Mr. Rechan’s base salary and annual bonus opportunity are each subject to periodic review by the CLD Committee. In the event Mr. Rechan's employment is terminated by him for good reason, by us without cause, or we decide not to renew his Agreement, he will receive (i) his full base salary each month for the following 12 months, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of a bonus at 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for 12 months, (iv) an amount equal to 12 times the monthly cost of Mr. Rechan's health benefits, (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination and prior to the first anniversary of his termination date, and (vi) the acceleration of vesting of all performance restricted stock awards scheduled to vest prior to the first anniversary of his termination date, where the applicable performance period is deemed to have ended on his termination date. Alternatively, if Mr. Rechan's employment is terminated by us without cause, if he resigns for good reason, or we decide not to renew his Agreement within six months prior to, or anytime after, a change of control of the Company, he will receive (i) an amount equal to 150% of his annual salary, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of an aggregate bonus equal to 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for 18 months, (iv) an amount equal to 18 times the monthly cost of Mr. Rechan's health benefits, and (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination. If Mr. Rechan's employment with us terminates due to his death or disability, his employment will automatically terminate and he will be entitled to accelerated vesting of (i) all equity awards with respect to all shares that would have vested after the termination date, and (ii) all performance stock awards at 100% of the target number granted. Mr. Rechan is subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Offer Letter and the Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Mr. Rechan is also a party to the Company’s standard indemnification agreement for officers and directors. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2017 and is incorporated by reference herein.

Item 7.01    Regulation FD.

On May 13, 2020, the Company issued a press release announcing the appointment of Mr. Rechan as Chief Operating Officer. A copy of such press release is furnished herewith as Exhibit 99.1. This material, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the SEC by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated May 12, 2020, by and between PROS Canada Operations, Ltd., and Les Rechan.

10.2	Employment Agreement, dated as of May 13, 2020, by and between PROS Canada Operations, Ltd., PROS Holdings, Inc. and Les Rechan.

99.1	Press release dated May 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.
Date: May 13, 2020
/s/ Damian W. Olthoff
Damian W. Olthoff
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Offer Letter, dated May 12, 2020, by and between PROS Canada Operations, Ltd., and Les Rechan.

10.2	Employment Agreement, dated as of May 13, 2020, by and between PROS Canada Operations, Ltd., PROS Holdings, Inc. and Les Rechan.

99.1	Press release dated May 13, 2020.